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                                                                  EXHIBIT 10(u)


                            HEWLETT-PACKARD COMPANY

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                 (Amended and Restated as of November 21, 1996)


Section 1.   Establishment and Purpose of Plan

The Hewlett-Packard Company Executive Deferred Compensation Plan was adopted and established effective January 1, 1994. The Plan provides deferred compensation for a select group of management or highly compensated employees as established in Title I of ERISA. As of November 21, 1996, the Plan is modified in the following principal respect: Employees with "applicable employee remuneration" in excess of the limitation set forth under Code section 162(m) may defer an amount of Base Earnings equal to the amount of such excess, even if this amount exceeds 40% of Base Earnings.

The Plan is intended to be an unfunded and unsecured deferred compensation arrangement between the Participant and the Company, in which the Participant agrees to give up a portion of the Participant's current salary in exchange for the Company's unfunded and unsecured promise to make a deferred payment at a future date, as specified in Section 6. The Company retains the right, as provided in Section 14, to amend or terminate the Plan at any time. Certain capitalized items used in the text of the Plan are defined in Section 19 in alphabetical order.


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Section 2.   Participation in the Plan

Employees on the U.S. payroll of the Company are eligible to defer compensation under the Plan if they have Base Earnings, at the time of election as specified in Section 3, equal to or in excess of the sum of (1) the amount defined in Code Section 401(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year for which amounts are to be deferred, plus (2) $6,000.


Section 3.   Amount of Deferred Compensation

An Eligible Employee shall make an annual election to participate in the Plan. The election to participate must be made prior to the beginning of the calendar year for which amounts are to be deferred. Once an election by an Eligible Employee is made, an annual whole dollar amount will be deferred from Base Earnings, taken equally over twenty-four (24) pay periods. The minimum amount which may be deferred is $6,000 a year and the maximum amount which may be deferred shall be the lesser of (1) 40% of Base Earnings or (2) Base Earnings less the amount defined in the Code section 401(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year for which amounts are to be deferred. Notwithstanding the maximum deferral amount set forth in the immediately preceding sentence, an Eligible Employee receiving "applicable employee remuneration" in excess of the limitation amount set forth in Code section 162(m), as amended, or as adjusted by regulation or other


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Internal Revenue Service promulgation, pronouncement or other action
($1,000,000 for calendar year 1996), may defer an amount of Base Earnings equal to such excess.


Section 4.   Deferral Accounts

Deferred Amounts made pursuant to Section 3 shall be credited to a Deferral Account in the name of the Participant. The Deferred Amounts shall be credited to the Deferral Account at least quarterly. The Participant's rights in the Deferral Account shall be no greater than the rights of any unsecured general creditor of the Company. Deferred Amounts and Earnings thereon invested hereunder shall for all purposes be part of the general funds of the Company.


Section 5.   Earnings on the Deferral Account

The money allocated to the Participant's Deferral Account by the Company will be credited at least quarterly with Earnings until it is paid out to the Participant under this Plan as set forth below in Section 6. All Earnings attributable to the money allocated to the Deferral Account shall be added to the liability and retained therein by the Company. Any such addition to the liability shall be appropriately reflected on the books and records of the Company and identified as an addition to the total sum owing the Participant.


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Section 6.   Payment to the Participants

If the Participant terminates employment on or after his or her Retirement Date and an election as to the form and timing of the benefit is made twelve (12) months or more prior to the Retirement Date, the Participant may elect to receive either (a) a single lump sum payout by January 15 of the year following termination of employment, or (b) payouts in annual installments over a five
(5) to fifteen (15) year period beginning with the January 15th following the year of termination of employment. If the Participant terminates employment on or after his or her Retirement Date and an election as to the form and timing of the benefit is made twelve (12) months or more prior to the Retirement Date, the Participant may elect to further defer commencement of payout, under either the single lump sum or the annual installment election, an additional one (1), two (2) or three (3) years beginning after the January 15 following the year of termination of employment. The payout installment election made by the Participant is based on the entire Deferral Account, and shall be determined by dividing the unpaid balance as of January 1 of the payout year by the number of annual payments remaining to be made.

If the Participant terminates employment on or after his or her Retirement Date and an election as to the form and timing of the benefit is not made twelve
(12) months or more prior to his or her Retirement Date, the Participant will receive his or her payout in annual installments over the fifteen (15) year period beginning with the January 15 following the year of termination of employment. If the Participant dies and an election was made, the Beneficiary will be paid according to the election even though the election was not made twelve (12) months or more


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prior to the Participant's death. If the Participant dies and no election was made,then the Beneficiary will receive his or her payout in annual installments over the fifteen (15) year period beginning with the January 15 following the year of the Participant's death.

If the Participant terminates employment prior to his or her Retirement Date, then the Participant will receive a single lump sum payout at termination of employment.


Section 7.   Hardship Provision

Neither the Participant nor his or her Beneficiary is eligible to withdraw funds from the Deferral Account prior to the time specified in Section 6. However, funds in the Deferral Account may be subject to early withdrawal if an "Unforeseeable Emergency" occurs that is caused by an event beyond the Participant's or Beneficiary's control and would result in severe financial hardship to the individual if early withdrawal is not permitted. A significant hardship exists only when all other reasonably available financial resources have been exhausted. The Compensation Committee of the Board of Directors of the Company (the "Committee") shall have sole discretion to determine whether to approve any hardship withdrawal, which amount will be limited to the amount necessary to meet the emergency. The Committee's decision will be final and binding on all interested parties.

If the Committee approves a hardship withdrawal, the Participant may not defer Base Earnings, as specified in Section 3, for (1) the remainder of the calendar year in which the hardship


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withdrawal is received, and (2) the calendar year following the calendar year in which the hardship withdrawal is received.


Section 8.   Use of Funds

Neither the Participant nor his or her Beneficiary is eligible to withdraw funds from the Deferral Account prior to the time specified in Section 6. However, funds in the Deferral Account may be subject to early withdrawal if an "Unanticipated Need For Funds" occurs, other than a need specified in Section 7; provided that the Participant permanently forfeits ten (10) percent of the amount to be withdrawn. Additionally, withdrawals based on an "Unanticipated Need For Funds" may be made no more than once each calendar year and the amount to be withdrawn must be at least $12,000.

If the Participant withdraws funds under this section, he or she may not defer Base Earnings, as specified in Section 3, for (1) the remainder of the calendar year in which the withdrawal is received, and (2) the calendar year following the calendar year in which the withdrawal is received.


Section 9.   Designation of Beneficiary

The Participant shall, by written notice to the Company, (1) at the time of the first election designate a Beneficiary hereunder, and (2) shall have the right thereafter to change any


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Beneficiary previously designated by the Participant. In the case of a
Participant's death, payment due under this Plan shall be made to the designated Beneficiary or, in the absence of such designation, by will or the laws of descent and distribution in the state of residence of the Participant.

Section 10. Change in Control

In the event of a proposed change in control of the Company, as defined below, the Committee shall have complete authority and discretion, but no obligation to accelerate payments of both terminated and active Participants.

A "proposed change in control" shall mean (1) a tender offer by any person or entity, other than the Company or a Company subsidiary, to acquire securities representing 40 percent or more of the voting power of the Company or (2) the submission to the Company's shareholders for approval of a transaction involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation.

The Committee may also ask the Board of Directors to negotiate, as part of any agreement involving the sale or merger of the Company, or a sale of substantially all of the Company's assets or a similar transaction, terms providing for protection of Participants and their interests in the Plan.

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Section 11. Limitation on Assignments

Benefits under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishments by creditors of the Participant or the Participant's Beneficiary and any attempt to do so shall be void.


Section 12. Administration

The Plan shall be administered by the Committee. No member of the Committee shall become a Participant of the Plan. The Committee shall have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determination by the Committee shall be final and binding upon all parties, including shareholders, Participants, Beneficiaries and other employees. The Committee may delegate its responsibilities as it sees fit.

Books and records maintained for the purpose of the Plan shall be maintained by the officers and employees of the Company at its expense and subject to supervision and control of the Committee.

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Section 13. No Funding Obligation

The Company is under no obligation to transfer amounts credited to the Participant's Deferral Account to any trust or escrow account, and the Company is under no obligation to secure any amount credited to a Participant's Deferral Account by any specific assets of the Company or any other asset in which the Company has an interest. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits, including, but not limited to, the establishment of a rabbi trust or such other equivalent arrangements as the Company may decide. No such arrangement shall cause the Plan to be a funded plan within the meaning of Title I of ERISA, nor shall any such arrangement change the nature of the obligation of the Company nor the rights of the Participants under the Plan as provided in this document. Neither the Participant nor his or her estate shall have any rights against the Company with respect to any portion of the Deferral Account except as a general unsecured creditor. No Participant has an interest in his or her Deferral Account until the Participant actually receives the deferred payment.


Section 14. Amendment and Termination of the Plan

The Company, by action of the Committee, in its sole discretion may suspend or terminate the Plan or revise or amend it in any respect whatsoever, provided, however, that amounts already allocated to the Deferral Accounts will continue to be owed to the Participants or Beneficiaries

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and will continue to accrue Earnings and continue to be a liability of the
Company. Any amendment or termination of the Plan will not affect the entitlement of any Participant or the Beneficiary of a Participant who terminates employment before the amendment or termination. All benefits to which any Participant or Beneficiary may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment and shall not be affected by any subsequent change in the provisions of the Plan; provided, that the Company reserves the right to change the basis of return on investment of the Deferral Account with respect to any Participant or Beneficiary. Participants or Beneficiaries will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

Section 15. Tax Withholding

If any federal, state, or local income or employment tax withholding is required with respect to any deferral of income or payment hereunder, the Committee shall make appropriate arrangements with the Participant or his or her Beneficiary for satisfaction of such obligation.

Section 16. Choice of Law

This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with ERISA and, to the extent not preempted, the law of the State of California, unless otherwise stated in the Plan.

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Section 17.  Notice

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the chief personnel officer of the Company or his or her delegate and shall become effective when it is received.

Section 18.  No Employment Rights

Nothing in the Plan, nor any action of the Company pursuant to the Plan, shall be deemed to give any person any right to remain in the employ of the Company or affect the right of the Company to terminate a persons's employment at any time, with or without cause.

Section 19.  Definitions

     (a) Base Earnings means the annual base rate of pay for employees on the U.S. payroll of the Company. It does not include bonuses, commissions, overtime pay, shift differential, payments under the Hewlett-Packard Company Employee Benefits Organization Income Protection Plan and the Hewlett-Packard Company Supplemental Income Protection Plan, or any other additional compensation.

     (b) Beneficiary means the person or persons designated by a Participant under Section 9 to receive any amounts payable under the Plan in the event of the Participant's death.

     (c) Code means the Internal Revenue Code of 1986, as amended from time to time.


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        (d)  Committee means the Compensation Committee of the Board of
Directors of the Company.

        (e)  Company means Hewlett-Packard Company, a California corporation.

        (f) Deferral Account means the account of the Participant which includes all Deferred Amounts and the Earnings thereon prior to payout to the Participant.

        (g) Deferred Amount means the amount the Participant annually elects to have deferred from Base Earnings.

        (h) Earnings means the deemed return on investment (or charge on investment loss) on money allocated to the Participant's Deferral Account, based on the return of the Fund, reduced ten (10) percent to partially offset the costs of the Plan, as described in Section 5.

        (i) Eligible Employee means an employee on the U.S. payroll of the Company who has Base Earnings at the time of election as specified in Section 3 equal to or in excess of the sum of (1) the amount defined in Code section 401(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year for which amounts are to be deferred, plus (2) $6,000.

        (j) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        (k) Fund means an S&P 500 Index Fund, as designated by the Committee from time to time.

        (l) Participant means any individual who has benefits in the Deferral Account under the Plan or who is receiving or entitled to receive benefits under the Plan.


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        (m) Plan means the Hewlett-Packard Company Executive Deferred
Compensation Plan amended and restated as of November 21, 1996, as amended from time to time.

        (n) Retirement Date means the date on which a Participant has completed at least 15 years of service, as defined in the Retirement Plan, and has attained age 55.

        (o) Retirement Plan means the Hewlett-Packard Company Retirement Plan in effect as of November 1, 1993, as amended from time to time.


Section 20. Execution

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by the undersigned this 21 day of November, 1996.


Hewlett-Packard Company


By: /s/  Susan P. Orr
    ---------------------------
    SUSAN P. ORR

    CHAIR, COMPENSATION COMMITTEE


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